Exhibit 99.2

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT RESULTS (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 28,	June 29,	March 30,	December 29,	September 29,	June 30,	March 31,	December 30,	September 28,	September 29,	September 30,
	2018	2018	2018	2017	2017	2017	2017	2016	2018	2017	2016 (2)
	(in millions)

Net Sales:
Transportation Solutions	$2,012	$2,112	$2,134	$2,032	$1,844	$1,765	$1,755	$1,675	$8,290	$7,039	$6,503
Industrial Solutions	1,014	988	972	882	954	905	853	795	3,856	3,507	3,215
Communications Solutions	483	481	456	422	437	425	399	378	1,842	1,639	1,634
Total	$3,509	$3,581	$3,562	$3,336	$3,235	$3,095	$3,007	$2,848	$13,988	$12,185	$11,352

Operating Income:
Transportation Solutions	$341	$393	$427	$417	$318	$330	$301	$345	$1,578	$1,294	$1,209
Industrial Solutions	146	92	125	102	109	100	86	69	465	364	353
Communications Solutions	83	69	69	67	64	56	48	50	288	218	246
Total	$570	$554	$621	$586	$491	$486	$435	$464	$2,331	$1,876	$1,808

Adjusted Operating Income (1):
Transportation Solutions	$364	$406	$427	$426	$326	$335	$335	$370	$1,623	$1,366	$1,265
Industrial Solutions	152	142	135	126	128	117	109	92	555	446	407
Communications Solutions	81	75	70	75	60	58	53	51	301	222	166
Total	$597	$623	$632	$627	$514	$510	$497	$513	$2,479	$2,034	$1,838

(1) Adjusted operating income is a non-GAAP financial measure. See description of non-GAAP financial measures.

(2) Fiscal 2016 was a 53-week year. The additional week contributed sales of $227 million and operating income of $53 million.